SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                           COLUMBIA SPORTSWEAR COMPANY
             (Exact name of registrant as specified in its charter)



                      Oregon                              93-0498284
             (State of incorporation                   (I.R.S. Employer
                  or organization)                  Identification Number)

     6600 North Baltimore, Portland, Oregon                 97203
    (Address of principal executive offices)             (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-43199 (if applicable).


     Securities to be registered pursuant to Section 12(b) of the Act: None

 Securities to be registered pursuant to Section 12(g) of the Act: Common Stock

Item 1.  Description of Registrant's Securities to Be Registered

     The information set forth in the Registrant's Registration Statement on Form S-1 (Registration No. 333-43199) as filed with the Securities and Exchange Commission (the "Commission") on December 24, 1997, as amended (the "Registration Statement") under the caption "Description of Capital Stock" is incorporated herein by reference and made a part hereof. A description of the securities being registered will be included in the final Prospectus to be filed with the Commission under Rule 424(b) under the caption "Description of Capital Stock," and such description shall be deemed incorporated by reference into this Registration Statement.


Item 2.  Exhibits

Exhibit
Number    Description

 3.1      Second Amended and Restated Articles of Incorporation
 3.2      1998 Restated Bylaws
 3.3      Specimen Stock Certificate
10.1 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registration Statement)
10.2      Form of Incentive Stock Option Agreement (incorporated by reference to
          Exhibit 10.2 of the Registration Statement)
10.3 Form of Nonstatutory Stock Option Agreement (incorporated by reference to Exhibit 10.3 of the Registration Statement)
10.14 Deferred Compensation Conversion Agreement between the Registrant and Don Santorufo, dated December 31, 1996 (incorporated by reference to Exhibit 10.14 of the Registration Statement)
10.18 Form of Agreement Regarding Plan of Recapitalization among the Registrant and Shareholders


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
                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated: March 23, 1998

                                   COLUMBIA SPORTSWEAR COMPANY


                                   By   PATRICK D. ANDERSON
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                                        Patrick D. Anderson,
                                        Chief Financial Officer

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